FORM OF AMENDMENT TO
STOCK OPTION AND DIVIDEND EQUIVALENT AWARD AGREEMENT

        This AMENDMENT (“Amendment”) dated the date set forth in the Acceptance attached hereto amends certain provisions of that certain Stock Option and Dividend Equivalent Award Agreement dated as of __________, 200_ (the “Agreement”), between Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), and [Name of Director] (“Director”), a director of the Company. Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (the “Plan”).

A. Amendment to Agreement and Acceptance.

1.	The Agreement is hereby amended by deleting Paragraph A.3. in its entirety and inserting in its place the following provisions:

A.	Stock Option Award.

3.	Exercise of Option.

(a)

The Option is fully vested and exercisable and may be exercised, following the procedure therefore established by the Committee from time to time, at any time during the period ending on the date, which is ten years after the Grant Date.

(b)

The Option is not transferable otherwise than by will or the laws of descent and distribution, or pursuant to a “qualified domestic relations order” as defined by the Code, and may be exercised by Director, Director’s guardian or legal representative or a transferee under a qualified domestic relations order or Director’s estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of Director. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions hereof or the Plan, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall immediately become null and void.

(c)

The purchase price of shares as to which the Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company), (ii) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (iii) by a combination of cash or Stock. Payment may also be made by delivery (including by facsimile transmission) to the Company of a properly executed and irrevocable Notice of Exercise form, coupled with irrevocable instructions to a broker-dealer to simultaneously sell a sufficient number of the shares as to which the Option is exercised and deliver directly to the Company that portion of the sales proceeds representing the exercise price and applicable minimum withholding taxes (“Cashless Exercise”) or by such other similar process approved by the Committee.

(d)

No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise the Option in the event of Director’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of the Option.

2.	The Acceptance is hereby amended by deleting in its entirety the vesting schedule under the Section entitled “Award Summary”.

B. General Confirmation and Amendment.

1.	Continuing Effect. Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects.

2.

No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Agreement except as specifically set forth herein.

C. Miscellaneous.

1.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

2.	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington.

AMENDMENT TO STOCK OPTION AND DIVIDEND EQUIVALENT
AWARD AGREEMENT ACCEPTANCE

You have been granted a stock incentive award under the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan (“Plan”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

Award Summary:

Name: [Name of Director] SSN: [Social Security Number]

Original Grant Date: __________________

Stock Option Grant:

Total Shares under Option Grant: ______,000

Option Price per Section A(2): $______ per share

Fully vested upon grant

Dividend Equivalent (DERs) Grant:

Total Dividend Equivalents granted: ______,000

Stock Price at the beginning of the Performance Period $_______ (__________, 200_)

DER Performance Period (5-years): ________, 200_ - ___________, 200_

        IN WITNESS WHEREOF, the Company has caused this Amendment to the Stock Option and Dividend Equivalent Award Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, each on the dates set forth below, this Agreement to be effective on the latter of the two dates.

Plum Creek Timber Company, Inc.

By:__________________________________
Barbara L. Crowe Vice President, Human Resources

Date:_________________________________

Director Signature _______________________
[Name of Director]

Date:_________________________________